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ENDURANCE REPORTS SECOND QUARTER NET INCOME OF $135.3 MILLION AND ANNUALIZED RETURN ON AVERAGE COMMON EQUITY OF 24.2%

PEMBROKE, Bermuda – July 31, 2007 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $135.3 million and $1.85 per diluted common share for the second quarter of 2007 versus net income of $64.1 million and $0.85 per diluted common share in the second quarter of 2006.

For the six months ended June 30, 2007, net income was $237.2 million and $3.22 per diluted common share versus net income of $171.1 million and $2.29 per diluted common share for the six months ended June 30, 2006.

Operating highlights for the quarter ended June 30, 2007 were as follows:

•	Total premiums written of $526.8 million, which include gross premiums written and deposit premiums, increased 5.9% over the same period in 2006;

•	Total ceded premiums were $58.6 million versus $42.6 million in the second quarter of 2006;

•	A combined ratio of 79.0% which includes 6.6 percentage points of favorable prior year loss reserve development;

•	Net investment income of $78.5 million, an increase of 30.3% over the same period in 2006;

•	Operating income, excluding after-tax realized investment gains and losses and foreign exchange gains and losses, was $141.2 million and $1.94 per diluted common share; and

•	Operating return on average common equity for the quarter was 6.3%, or 25.3% on an annualized basis.

Operating highlights for the six months ended June 30, 2007 were as follows:

•	Total premiums written of $1,103.3 million, which include gross premiums written and deposit premiums, decreased 5.5% over the same period in 2006;

•	Total ceded premiums were $98.2 million versus $70.9 million for the six months ended June 30, 2006;

•	A combined ratio of 82.7% which includes 10.5 percentage points of favorable prior year loss reserve development and 5.1 percentage points of net catastrophe losses related to Windstorm Kyrill;

•	Net investment income of $153.4 million, an increase of 25.9% over the same period in 2006;

•	Operating income, excluding after-tax realized investment gains and losses and foreign exchange gains and losses, was $246.4 million and $3.35 per diluted common share; and

•	Operating return on average common equity for the period was 11.2%, or 22.3% on an annualized basis.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented ‘‘Endurance produced exceptional financial results in the second quarter of 2007. Our specialty focus continues to generate strong underwriting results, and we believe this specialty focus has allowed us to create a portfolio that is well balanced between risk and reward. We will continue to be resourceful in identifying attractive new business, diligent in retaining our existing business and proactive in non-renewing business that no longer meets our underwriting requirements.’’

Operating Results

The 5.9% increase in total premiums written in the second quarter of 2007 over the same period in 2006 resulted primarily from continued growth in the Insurance business segment partially offset by declines in the Reinsurance business segment. The 5.5% decrease in total premiums written for the six months ended June 30, 2007 compared to the six months ended June 30, 2006 was driven by lower Reinsurance business segment premiums partially offset by an increase in premiums in the Insurance business segment.

Net premiums earned for the second quarter of 2007 increased by $10.9 million or 2.7% from the second quarter of 2006. The increase in net premiums earned in the current quarter resulted from the increase in gross premiums written in the current period. Net premiums earned for the six months ended June 30, 2007 decreased by $32.3 million or 3.9% from the six months ended June 30, 2006. The decrease in net premiums earned resulted from increased reinsurance purchases, including premiums ceded to the Company’s catastrophe bond and loan facility, Shackleton Re, as well as a decrease in positive premium adjustments for the six months ended June 30, 2007 compared to the same period in 2006.

The Company recorded $27.6 million and $83.5 million of favorable prior year loss reserve development in the quarter and six months ended June 30, 2007, respectively. In 2006, the Company recorded unfavorable loss reserve development for the second quarter of 2006 of $21.6 million, primarily resulting from unfavorable development on 2005 catastrophes, and favorable prior year loss reserve development for the six months ended June 30, 2006 of $21.0 million. The Company’s operating results for the six months ended June 30, 2007 were adversely affected by losses from Windstorm Kyrill, which resulted in a gross loss of approximately $40 million and a net loss of $33.9 million after reinstatement premiums and taxes.

Insurance Business Segment

Gross premiums written in Endurance’s Insurance business segment for the three and six months ended June 30, 2007 were $198.0 million and $345.0 million, compared to $159.2 million and $239.4 million in the same periods in 2006, respectively. This growth was largely driven by the continued development of the Company’s workers’ compensation line of business that was transitioned from the Reinsurance business segment in the second quarter of 2006, yielding $50.7 million and $112.3 million of additional gross premiums written for the Insurance business segment in the three and six months ended June 30, 2007 compared to the same periods in 2006. The Company’s growth in the Insurance business segment was partially offset by declines in premiums of $14.7 million and $18.6 million for the three and six months ended June 30, 2007 compared to the same periods in 2006 in the Company’s healthcare liability and property lines of business, as the Company non-renewed business which did not meet its underwriting standards.

Endurance’s combined ratio in the second quarter of 2007 was 79.4% for its Insurance business segment versus a combined ratio of 102.5% for the second quarter of 2006. The decrease in the combined ratio in the second quarter of 2007 was driven by a lower net loss ratio. The higher net loss ratio in the second quarter of 2006 resulted primarily from $19.0 million or 21.5 percentage points of losses due to a large industrial fire in Canada. The Insurance business segment combined ratio for the second quarter of 2007 was also impacted by growth in the acquisition expense ratio compared to the same period in 2006, primarily due to higher acquisition costs associated with the growing workers’ compensation line. Endurance’s Insurance business segment combined ratio for the six months ended June 30, 2007 was 84.5% versus 81.8% for the same period in 2006. The increase in the combined ratio for the six months ended June 30, 2007 resulted from a change in the mix of business, with substantially more premium associated with our workers’ compensation business, as well as an increase in reinsurance purchases, including premiums ceded to Shackleton Re over the last twelve months.

The Insurance business segment recorded favorable prior year loss reserve development of $18.7 million or 15.1 percentage points for the quarter and $45.2 million or 19.3 percentage points for the six months ended June 30, 2007, compared to favorable prior year loss reserve development of $13.1 million or 14.8 percentage points for the quarter and $40.9 million or 22.9 percentage points for the six months ended June 30, 2006. The prior year loss reserve development during 2007 was due to favorable claims emergence in both short and long tail lines of business. Growth in acquisition and general and administrative expense ratios in the Insurance business segment for the six months ended June 30, 2007 compared to the same period in 2006 was due to continued expansion of Endurance’s U.S. insurance operations, changes in Endurance’s mix of business, and an increase in corporate expense allocations.

Reinsurance Business Segment

Gross premiums written, including deposit premiums, in Endurance’s Reinsurance business segment for the three and six months ended June 30, 2007 were $328.8 million and $758.3 million, representing decreases of 2.8% and 18.3% from the $338.1 million and $928.5 million of premiums written in the same periods in 2006, respectively. The decline in premiums in the current quarter was driven by decreases in the Company’s casualty treaty line of business due to the absence of positive premium adjustments and policy extension premiums associated with workers’ compensation business, the majority of which is now written in the Insurance business segment. In addition, premiums declined in the Company’s Reinsurance business segment from timing differences in the agriculture line between the first and second quarters of 2006 and 2007. These declines in premiums written in the Reinsurance business segment for the second quarter of 2007 were partially offset by growth in the Company’s catastrophe and property lines of business, including positive premium adjustments in the property line of business.

The decline in total premiums written in the Reinsurance business segment for the six months ended June 30, 2007 as compared to the same period in 2006 was primarily due to the non renewal of certain international property and casualty accounts that no longer met the Company’s underwriting standards as well as from the absence of positive premium adjustments and policy extension premiums associated with workers’ compensation business, the majority of which is now written in the Insurance business segment. In addition, the Company non-renewed its offshore energy exposures which contributed to a $26.5 million decline in the marine line of business in the Reinsurance business segment during the six months ended June 30, 2007 as compared to the same period in 2006. These declines in premiums written in the Reinsurance business segment were partially offset by continued growth in the Company’s agriculture and catastrophe lines of business from new and renewal business activities.

For the three and six months ended June 30, 2007, the Reinsurance business segment’s combined ratio was 82.0% and 85.0% versus 97.4% and 94.4% during the same periods of 2006, an improvement of 15.4 and 9.4 percentage points, respectively. The combined ratio for the current periods benefited primarily from favorable loss emergence in several lines of business as well as overall low levels of catastrophe losses outside of Europe. The Reinsurance business segment recorded $8.4 million and $31.5 million of favorable prior year loss reserve development for the three and six months ended June 30, 2007 compared to $41.5 million and $24.6 million of unfavorable prior year loss reserve development for the same periods in 2006. Prior year favorable loss reserve development for the three and six months ended June 30, 2007 was primarily related to lower than expected claims emergence in the Reinsurance business segment, primarily from short tail lines, while prior year unfavorable loss development for the corresponding periods in 2006 resulted from an increase by the Company in its expected ultimate losses related to 2005 catastrophes.

Investments

Endurance’s net investment income increased 30.3% in the second quarter of 2007 and 25.9% for the six months ended June 30, 2007, due to a combination of higher portfolio yields, growth in the Company’s invested assets and strong alternative investment performance. Endurance ended the second quarter with cash and invested assets of $5.6 billion, an increase of 2.2% from December 31, 2006. Net operating cash flow was $252.2 million for the six months ended June 30, 2007 versus $373.9 million for the same period in 2006.

Capitalization and Shareholders’ Equity

At June 30, 2007, Endurance’s GAAP shareholders’ equity was $2.4 billion or $30.56 per diluted common share versus $2.3 billion or $28.87 per diluted common share at December 31, 2006. For the six months ended June 30, 2007, Endurance repurchased 2,442,400 of its common shares in private and open market transactions for an aggregate of $89.9 million.

Earnings Call

Endurance will host a conference call on Wednesday, August 1, 2007 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 819-9193 (toll-free) or (913) 981-4911 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 15, 2007 by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (international) and entering the pass code: 2421345.

The public may access a live broadcast of the conference call at the ‘‘Investors’’ section of Endurance’s website, www.endurance.bm.

A copy of Endurance’s financial supplement for the second quarter of 2007 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per dilutive common share and total premiums written are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, workers’ compensation and professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. Endurance’s operating subsidiaries have been assigned a group rating of A (stable outlook) from Standard & Poor’s, A− (positive outlook) (Excellent) from A.M. Best and A2 by Moody’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2006.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	June 30, 2007	December 31, 2006
Assets
Cash and cash equivalents	$ 625,662	$ 547,772
Fixed maturity investments available for sale, at fair value	4,728,942	4,714,204
Investments in other ventures, under equity method	281,241	253,068
Premiums receivable, net	839,106	660,570
Deferred acquisition costs	198,537	168,809
Securities lending collateral	173,884	226,762
Prepaid reinsurance premiums	99,446	105,058
Losses recoverable	66,377	44,244
Accrued investment income	40,443	40,692
Intangible assets	70,456	70,366
Deferred tax assets	57,993	54,019
Other assets	43,760	39,990
Total Assets	$ 7,225,847	$ 6,925,554
Liabilities
Reserve for losses and loss expenses	$ 2,767,525	$2,701,686
Reserve for unearned premiums	1,027,229	843,202
Net deposit liabilities	143,073	161,024
Securities lending payable	173,884	226,762
Reinsurance balances payable	194,012	172,328
Debt	447,213	447,172
Net payable for investments purchased	31,767	—
Other liabilities	61,298	75,506
Total Liabilities	4,846,001	4,627,680
Shareholders’ Equity
Preferred shares
Series A, non-cumulative – 8,000,000 issued and outstanding (2006 – 8,000,000)	8,000	8,000
Common shares 64,591,095 issued and outstanding (2006 – 66,480,381)	64,591	66,480
Additional paid-in capital	1,378,685	1,458,063
Accumulated other comprehensive loss	(47,525)	(14,465)
Retained earnings	976,095	779,796
Total Shareholders’ Equity	2,379,846	2,297,874
Total Liabilities and Shareholders’ Equity	$ 7,225,847	$ 6,925,554
Book Value per Common Share
Dilutive common shares outstanding	71,321,491	72,654,109
Diluted book value per common share[a]	$ 30.56	$ 28.87

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2006, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues
Gross premiums written	$506,803	$451,253	$1,080,094	$1,022,634
Net premiums written	448,226	408,678	981,891	951,687
Change in unearned premiums	(30,675)	(2,000)	(187,295)	(124,803)
Net premiums earned	417,551	406,678	794,596	826,884
Other underwriting (loss) income	(3,203)	(1,992)	(9,139)	1,509
Net investment income	78,548	60,291	153,361	121,835
Net realized losses on investments	(9,038)	(8,729)	(11,122)	(12,059)
Total revenues	483,858	456,248	927,696	938,169
Expenses
Losses and loss expenses	207,179	269,445	417,773	508,177
Acquisition expenses	73,941	79,197	141,471	154,445
General and administrative expenses	48,664	46,068	97,493	89,959
Amortization of intangibles	1,127	1,158	2,254	2,316
Net foreign exchange (gains) losses	(2,072)	(11,997)	541	(14,883)
Interest expense	7,531	7,459	15,060	14,985
Total expenses	336,370	391,330	674,592	754,999
Income before income taxes	147,488	64,918	253,104	183,170
Income tax expense	(12,147)	(868)	(15,928)	(12,084)
Net income	135,341	64,050	237,176	171,086
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)
Net income available to common shareholders	$131,466	$60,175	$229,426	$163,336
Per share data
Weighted average number of common and common equivalent shares outstanding:
Basic	65,530,868	66,397,742	66,068,935	66,421,265
Diluted	70,930,107	71,109,361	71,294,303	71,243,145
Basic earnings per common share	$2.01	$0.91	$3.47	$2.46
Diluted earnings per common share	$1.85	$0.85	$3.22	$2.29

Note:	All financial information contained heein is unaudited, except the balance sheet data for the year ended December 31, 2006, which was derived from the Company’s audited financial statements.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended June 30, 2007
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals
Revenues
Gross premiums written	$197,967	$328,815	$526,782	$(19,979)	$506,803
Ceded premiums written	(45,967)	(12,610)	(58,577)	—	(58,577)
Net premiums written	$152,000	$316,205	$468,205	$(19,979)	$448,226
Net premiums earned	$124,057	$324,318	$448,375	$(30,824)	$417,551
Other underwriting loss	—	—	—	(3,203)	(3,203)
Total underwriting revenues	$124,057	$324,318	$448,375	$(34,027)	$414,348
Expenses
Net losses and loss expenses	$63,422	$171,172	$234,594	$(27,415)	$207,179
Acquisition expenses	16,528	64,555	81,083	(7,142)	73,941
General and administrative expenses	18,592	30,072	48,664	—	48,664
	$98,542	$265,799	$364,341	$(34,557)	$329,784
Underwriting income	$25,515	$58,519	$84,034	$530	$84,564
Net loss ratio	51.1%	52.8%	52.3%	88.9%	49.6%
Acquisition expense ratio	13.3%	19.9%	18.1%	23.2%	17.7%
General and administrative expense ratio	15.0%	9.3%	10.9%	—	11.7%
Combined ratio	79.4%	82.0%	81.3%	112.1%	79.0%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended June 30, 2006
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals
Revenues
Gross premiums written	$159,223	$338,142	$497,365	$ (46,112)	$451,253
Ceded premiums written	(36,042)	(6,533)	(42,575)	—	(42,575)
Net premiums written	$123,181	$331,609	$454,790	$ (46,112)	$408,678
Net premiums earned	$88,353	$368,496	$456,849	$ (50,171)	$406,678
Other underwriting loss	—	—	—	(1,992)	(1,992)
Total underwriting revenues	$88,353	$368,496	$456,849	$ (52,163)	$404,686
Expenses
Net losses and loss expenses	$70,168	$240,276	$310,444	$ (40,999)	$269,445
Acquisition expenses	6,532	86,371	92,903	(13,706)	79,197
General and administrative expenses	13,823	32,245	46,068	—	46,068
	$90,523	$358,892	$449,415	$ (54,705)	$394,710
Underwriting (loss) income	$(2,170)	$9,604	$7,434	$2,542	$ 9,976
Net loss ratio	79.4%	65.2%	68.0%	81.7%	66.3%
Acquisition expense ratio	7.4%	23.4%	20.3%	27.3%	19.5%
General and administrative expense ratio	15.7%	8.8%	10.1%	—	11.3%
Combined ratio	102.5%	97.4%	98.4%	109.0%	97.1%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the six months ended June 30, 2007
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals
Revenues
Gross premiums written	$345,000	$758,288	$1,103,288	$(23,194)	$1,080,094
Ceded premiums written	(84,911)	(13,292)	(98,203)	—	(98,203)
Net premiums written	$260,089	$744,996	$1,005,085	$(23,194)	$981,891
Net premiums earned	$234,382	$615,713	$850,095	$(55,499)	$794,596
Other underwriting loss	—	—	—	(9,139)	(9,139)
Total underwriting revenues	$234,382	$615,713	$850,095	$(64,638)	$785,457
Expenses
Net losses and loss expenses	$126,951	$340,871	$467,822	$(50,049)	$417,773
Acquisition expenses	30,354	125,973	156,327	(14,856)	141,471
General and administrative expenses	40,809	56,684	97,493	—	97,493
	$198,114	$523,528	$721,642	$(64,905)	$656,737
Underwriting income	$36,268	$92,185	$128,453	$267	$128,720
Net loss ratio	54.2%	55.4%	55.0%	90.2%	52.6%
Acquisition expense ratio	13.0%	20.5%	18.4%	26.8%	17.8%
General and administrative expense ratio	17.3%	9.1%	11.5%	—	12.3%
Combined ratio	84.5%	85.0%	84.9%	117.0%	82.7%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the six months ended June 30, 2006
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals
Revenues
Gross premiums written	$ 239,380	$928,515	$1,167,895	$ (145,261)	$1,022,634
Ceded premiums written	(59,507)	(11,440)	(70,947)	—	(70,947)
Net premiums written	$179,873	$917,075	$1,096,948	$ (145,261)	$951,687
Net premiums earned	$178,779	$755,033	$933,812	$ (106,928)	$826,884
Other underwriting income	—	—	—	1,509	1,509
Total underwriting revenues	$178,779	$755,033	$933,812	$ (105,419)	$828,393
Expenses
Net losses and loss expenses	$111,775	$468,674	$580,449	$ (72,272)	$508,177
Acquisition expenses	12,655	176,066	188,721	(34,276)	154,445
General and administrative expenses	21,782	68,177	89,959	—	89,959
	$146,212	$712,917	$859,129	$ (106,548)	$752,581
Underwriting loss	$32,567	$42,116	$74,683	$1,129	$75,812
Net loss ratio	62.5%	62.1%	62.2%	67.6%	61.5%
Acquisition expense ratio	7.1%	23.3%	20.2%	32.0%	18.7%
General and administrative expense ratio	12.2%	9.0%	9.6%	—	10.9%
Combined ratio	81.8%	94.4%	92.0%	99.6%	91.1%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	51.1%	79.4%	52.8%	65.2%	49.6%	66.3%
Acquisition expense ratio	13.3%	7.4%	19.9%	23.4%	17.7%	19.5%
General and administrative expense ratio	15.0%	15.7%	9.3%	8.8%	11.7%	11.3%
Combined ratio	79.4%	102.5%	82.0%	97.4%	79.0%	97.1%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	15.1%	14.8%	2.6%	(11.3%)	6.6%	(5.3%)

Net of Prior Year Net Loss Reserve Development

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	66.2%	94.2%	55.4%	53.9%	56.2%	61.0%
Acquisition expense ratio	13.3%	7.4%	19.9%	23.4%	17.7%	19.5%
General and administrative expense ratio	15.0%	15.7%	9.3%	8.8%	11.7%	11.3%
Combined ratio	94.5%	117.3%	84.6%	86.1%	85.6%	91.8%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	54.2%	62.5%	55.4%	62.1%	52.6%	61.5%
Acquisition expense ratio	13.0%	7.1%	20.5%	23.3%	17.8%	18.7%
General and administrative expense ratio	17.3%	12.2%	9.1%	9.0%	12.3%	10.9%
Combined ratio	84.5%	81.8%	85.0%	94.4%	82.7%	91.1%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	19.3%	22.9%	5.1%	(3.3%)	10.5%	2.5%

Net of Prior Year Net Loss Reserve Development

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	73.5%	85.4%	60.5%	58.8%	63.1%	64.0%
Acquisition expense ratio	13.0%	7.1%	20.5%	23.3%	17.8%	18.7%
General and administrative expense ratio	17.3%	12.2%	9.1%	9.0%	12.3%	10.9%
Combined ratio	103.8%	104.7%	90.1%	91.1%	93.2%	93.6%
The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following is a reconciliation of Endurance’s total premiums written including gross premiums written and deposit premiums (a non-GAAP measure) to gross premiums written for the quarter and six months ended June 30, 2007 and 2006:

	Quarter Ended June 30, 2007			Quarter Ended June 30, 2006
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Insurance
Property	$40,835	—	$40,835	$52,591	—	$52,591
Casualty	42,343	—	42,343	42,877	—	42,877
Healthcare liability	28,054	—	28,054	31,047	—	31,047
Workers’ compensation	57,142	—	57,142	6,431	—	6,431
Professional lines	29,593	—	29,593	26,277	—	26,277
Subtotal Insurance	$197,967	—	$197,967	$159,223	—	$159,223
Reinsurance
Casualty	$22,135	$5,653	$27,788	$43,951	$33,237	$77,188
Property	52,504	12,972	65,476	44,779	5,219	49,998
Catastrophe	147,506	—	147,506	102,763	—	102,763
Agriculture	24,118	—	24,118	35,799	6,574	42,373
Marine	12,021	199	12,220	13,477	1,083	14,560
Aerospace	19,322	941	20,263	25,560	—	25,560
Surety and other specialty	31,230	214	31,444	25,701	(1)	25,700
Subtotal Reinsurance	$308,836	$19,979	$328,815	$292,030	$46,112	$338,142
Total	$506,803	$19,979	$526,782	$451,253	$46,112	$497,365
Total premiums written including gross premiums written and deposit premiums is a non-GAAP internal performance measure used by Endurance in the management of its operations. Total premiums written represents gross premiums written and deposit premiums, which are premiums on contracts that are deemed as either transferring only significant timing risk or transferring only significant underwriting risk and thus are required to be accounted for under GAAP as deposits. Endurance believes these amounts are significant to its business and underwriting process and excluding them distorts the analysis of its premium trends. In addition to presenting gross premiums written determined in accordance with GAAP, Endurance believes that total premiums written enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. Total premiums written should not be viewed as a substitute for gross premiums written determined in accordance with GAAP.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

	Six Months Ended June 30, 2007			Six Months Ended June 30, 2006
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Insurance
Property	$67,877	—	$67,877	$81,164	—	$81,164
Casualty	69,140	—	69,140	64,664	—	64,664
Healthcare liability	46,843	—	46,843	52,109	—	52,109
Workers’ compensation	118,775	—	118,775	6,431	—	6,431
Professional lines	42,365	—	42,365	35,012	—	35,012
Subtotal Insurance	$345,000	—	$345,000	$239,380	—	$239,380
Reinsurance
Casualty	$111,703	$8,022	$119,725	$161,456	$101,311	$262,767
Property	88,598	13,579	102,177	143,602	28,876	172,478
Catastrophe	288,005	—	288,005	223,459	—	223,459
Agriculture	116,980	199	117,179	86,330	6,574	92,904
Marine	44,119	1,180	45,299	67,280	4,526	71,806
Aerospace	26,743	—	26,743	48,259	—	48,259
Surety and other Specialty	58,946	214	59,160	52,868	3,974	56,842
Subtotal Reinsurance	$735,094	$23,194	$758,288	$783,254	$145,261	$928,515
Total	$1,080,094	$23,194	$1,103,288	$1,022,634	$145,261	$1,167,895
Total premiums written including gross premiums written and deposit premiums is a non-GAAP internal performance measure used by Endurance in the management of its operations. Total premiums written represents gross premiums written and deposit premiums, which are premiums on contracts that are deemed as either transferring only significant timing risk or transferring only significant underwriting risk and thus are required to be accounted for under GAAP as deposits. Endurance believes these amounts are significant to its business and underwriting process and excluding them distorts the analysis of its premium trends. In addition to presenting gross premiums written determined in accordance with GAAP, Endurance believes that total premiums written enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. Total premiums written should not be viewed as a substitute for gross premiums written determined in accordance with GAAP.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS
(in thousands of United States dollars, except share and per share amounts)

The following is a reconciliation of Endurance’s net income and net income per diluted common share to operating income, operating income per diluted common share and annualized operating return on average common equity (all non-GAAP measures) for the quarter and six months ended June 30, 2007 and 2006:

	Quarter Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net income	$135,341	$64,050	$237,176	$171,086
Add (Less) after-tax items:
Net foreign exchange (gains) losses	(1,914)	(8,962)	(372)	(11,101)
Net realized losses on investments	7,750	7,107	9,569	10,131
Operating income before preferred dividends	$141,177	$62,195	$246,373	$170,116
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)
Operating income available to common shareholders	$137,302	$58,320	$238,623	$162,366
Weighted average dilutive common shares	70,930,107	71,109,361	71,294,303	71,243,145
Operating income per diluted share	$1.94	$0.82	$3.35	$2.28
Average common equity [a]	$2,173,196	$1,730,262	$2,138,860	$1,704,539
Operating return on average common equity	6.3%	3.4%	11.2%	9.5%
Annualized operating return on average common equity	25.3%	13.5%	22.3%	19.1%
Diluted per common share data
Net income	$135,341	$64,050	$237,176	$171,086
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)
Net income available to common shareholders	$131,466	$60,175	$229,426	$163,336
Return on average common equity, Net income	6.0%	3.5%	10.7%	9.6%
Annualized return on average common equity, Net income	24.2%	13.9%	21.5%	19.2%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.
Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income per diluted common share represents operating income divided by weighted average dilutive common shares. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.
Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

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